EXHIBIT 99.3

INDEX TO AUDITED FINANCIAL STATEMENTS OF MULTICARD AG

WALLISELLEN, SWITZERLAND

Multicard AG is a predecessor company of Bluehill ID AG, a stock corporation incorporated in Switzerland, and was acquired by Bluehill ID AG effective as of June 30, 2008. Bluehill ID AG was acquired by SCM Microsystems, Inc., a Delaware corporation, on January 4, 2010.

Zurich, 12 March 2010

Report of the independent auditor on the financial statements

As independent auditor and in accordance with your instructions, we have audited the accompanying financial statements of Multicard AG, which comprise the balance sheet, income statement and notes for the period from 1 January 2008 to 30 June 2008.

Management is responsible for the preparation of the financial statements in accordance with the accounting and valuation principles described in the notes to the financial statements. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error. Management is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements as of and for the six-month period ended 30 June 2008 have been prepared in accordance with the accounting and valuation principles described in the notes.

This report is intended solely for the information and use of Multicard AG and for filing with the US Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Ernst & Young Ltd

/s/ Louis Siegrist	/s/ Pramit Mehta
Louis Siegrist	Pramit Mehta
Swiss Certified Accountant	Certified Public Accountant

MULTICARD AG, WALLISELLEN

BALANCE SHEET

AS OF 30 JUNE 2008

(in Swiss francs – CHF)

ASSETS
Current assets:
Cash	CHF	77,735
Receivables from goods and services		347,345
Other receivables		29,085
Inventories		25,000
Prepaid expenses		8,290

Total current assets		487,455

Non-current assets:
Tangible fixed assets		349,509
Leased assets		132,613

		482,122
Financial assets:
Long-term receivables affiliated companies		243,738
Long-term receivables third parties		64,194
Other long-term financial assets		7,057

		314,989
Investments in affiliated companies		181,396
Intangible assets		53,723

Total non-current assets		1,032,230

Total assets	CHF	1,519,685

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Payables from goods and services	CHF	150,563
Other short-term liabilities:
Third parties		96,126
Related parties		287,003
Affiliated companies		26,006

		409,135
Short-term provisions		27,000
Accrued liabilities		138,839
Short-term leasing liabilities		41,708

Total current liabilities		767,245

Long-term financial liabilities		479,607
Long-term leasing liabilities		86,339

Total non-current liabilities		565,946

Total liabilities		1,333,191

Equity:
Share capital		400,000
General legal reserves		22,000
Available earnings
Profit brought forward		43,236
Net loss for the period		(278,742)

		(235,506)

Total shareholders’ equity		186,494

Total liabilities and shareholders’ equity	CHF	1,519,685

See accompanying notes to Audited Financial Statements of Multicard AG.

MULTICARD AG, WALLISELLEN

INCOME STATEMENT

FOR THE SIX MONTHS ENDED JUNE 30, 2008

(in Swiss Francs – CHF)

Income
Net sales from goods and services	CHF	1,439,883
Financial income		3,537
Foreign exchange gains		11,044

Total income		1,454,464

Expenses
Material and merchandise expenses		610,893
Personnel expenses		652,311
Other operating expenses		388,691
Depreciation		65,772
Financial expenses		14,848
Tax		691

Total expenses		1,733,206

Net loss for the period	CHF	(278,742)

See accompanying notes to Audited Financial Statements of Multicard AG.

MULTICARD AG, WALLISELLEN

NOTES TO AUDITED FINANCIAL STATEMENTS

AS OF 30 JUNE 2008

Company Background

Multicard AG is a worldwide supplier of card solutions for secure identification programs with in-house capabilities for credential issuance, personalization and fulfillment services for the consumer, government and corporate customers. The company offers identification (ID) systems management and engineering services as well as full implementation and program management. Multicard AG is also a provider of enrollment and accreditation solutions using data capture equipment for ePassport and other government ID and corporate ID applications.

Summary of Significant Accounting Policies

The financial statements have been prepared on a historical cost basis. All amounts are stated in Swiss francs (CHF).

Raw materials, semi-finished and finished goods, as well as merchandise, have been valued at a maximum of the acquisition or manufacturing costs. If the cost is higher than the market value generally applicable on the date of the balance sheet, then such market value shall be determinative.

Tangible fixed assets and intangible assets are stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any.

Investments in affiliated companies are shares of the capital in other companies held with the intention of a permanent investment and of exercising a substantial influence. Shares representing at least twenty percent of the votes are deemed to be investments.

Revenue from the sale of goods is recognized when the significant risks and rewards of ownership of the goods have been passed to the buyer, usually on delivery of the goods.

Depreciation, value adjustments and provisions have been made to the extent required by generally accepted accounting principles in Switzerland. Provisions are to be created in particular to cover uncertain contingent liabilities and potential losses from contractual obligations.

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the balance sheet date.

Transactions denominated in foreign currencies are translated into Swiss francs at the exchange rate prevailing at the date of the transaction. Assets and liabilities denominated in foreign currencies are translated into Swiss francs at the year-end exchange rates. Unrealized foreign exchange losses are recorded in the profit and loss accounts while unrealized foreign exchange gains are deferred.

6/30/2008
(in CHF)
Total amount of assets pledged	34,070
Liabilities to personal welfare institutions	27,593
Investment
Multicard GmbH, Villingen-Schwenningen
Share capital 30’000 EUR, shareholding quota 100%
Purpose: Provider of solutions and consulting services in the RFID technology sector

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